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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of NRG South Central Generating LLC of our reports dated October 17, 2000 relating to the financial statements of NRG South Central Generating LLC and Louisiana Generating LLC and of our report dated March 7, 2000 relating to the financial statements of Cajun Electric (Cajun Facilities), which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

October 30, 2000